UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: November 14, 2015
(Date of earliest event reported)

 Chegg, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36180	20-3237489
(Commission File Number)	(IRS Employer Identification No.)

3990 Freedom Circle
Santa Clara, California	95054
(Address of Principal Executive Offices)	(Zip Code)

(408) 855-5700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)
On November 14, 2015, following the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Chegg, Inc. (the “Company”), the Board appointed Renee Budig, effective immediately, to serve as a Class I director to hold office for a term expiring at the Company's 2017 annual meeting of stockholders, which is the next stockholder meeting at which Class I directors will be elected. The Board also appointed Ms. Budig to serve on the Audit Committee of the Board (the “Audit Committee”), replacing Marne Levine as a member of the Audit Committee, and as the chair of the Audit Committee. Ms. Levine will continue to serve as a member of the Compensation Committee of the Board and as chair of the Nominating and Corporate Governance Committee of the Board.

The Board has determined that Ms. Budig is independent under the rules and regulations of both the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange, meets the further audit committee standards required by SEC Rule 10A-3, and is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K of the Securities Act of 1933, as amended.

In connection with her service as a director, Ms. Budig will receive the Company’s standard non-employee director cash and equity compensation. She will receive a $40,000 annual retainer for her service as a director and a $20,000 annual retainer for her service as the chair of the Audit Committee, each of which will be pro-rated for the remainder of the calendar year 2015. She also was granted, on November 14, 2015, a nonqualified stock option to purchase 88,445 shares of the Company’s common stock (the “Option”), which, using a Black-Scholes valuation method, had a fair market value on the date of grant equal to $300,000. The exercise price per share underlying the Option was $6.75, the closing price of the Company's stock on November 13, 2015, the last trading date immediately preceding the date of grant. The Option will vest quarterly over three years for so long as Ms. Budig serves as a director of the Company. The Option is subject to the terms and conditions of the Company’s 2013 Equity Incentive Plan (the “Plan”) and its related agreements. Ms. Budig will be eligible for option and restricted stock unit awards under the Plan. There are no understandings or arrangements between Ms. Budig and any other person pursuant to which she was appointed as a director. There are no transactions to which the Company or its subsidiaries are a party in which Ms. Budig or her related interests have an interest requiring disclosure under Item 404(a) of Regulation S-K.

In addition, Ms. Budig has entered into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1/A filed with the SEC on October 1, 2013.

For further information, reference is made to the Registrant's press release, dated November 17, 2015, which is filed as Exhibit 99.01 hereto.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.01	Press release issued by Chegg, Inc., dated November 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHEGG, INC.

By:	/s/ Andrew Brown
Andrew Brown
Chief Financial Officer
Date: November 17, 2015